IROQUOIS PIPELINE OPERATING COMPANY
                           SUPPLEMENTARY PENSION PLAN

                              Article I. The Plan

         1.1 Establishment of Plan. Iroquois Pipeline Operating Company ("IPOC") and Iroquois Gas Transmission System ("IGTS") (collectively referred to herein as the "Company") hereby establishes a Supplementary Pension Plan for the benefit of certain management and highly compensated employees of IPOC and other Employing Companies. The Plan is effective as of January 1, 1998. For purposes of this Plan, an "Employing Company" means any company which has adopted this Plan and has also adopted the Iroquois Pipeline Operating Company Cash Balance Retirement Plan (the "Qualified Plan").

         1.2 Purpose of Plan.

         (a) The purpose of this Plan is to provide benefits to management and highly compensated employees of IPOC and other Employing Companies whose benefits under the Qualified Plan ("Qualified Plan Benefit") are limited by
Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") and/or by the limitations on compensation that can be taken into account in calculating qualified plan benefits under Section 401(a)(17) of the Code. The limitations under Sections 415 and 401(a)(17) of the Code are collectively referred to herein as "Benefit Limitations". This Plan is intended to provide such employees and their Beneficiaries with benefits equal to the difference between what their Qualified Plan Benefits would be absent the Benefit Limitations, and what their Qualified Plan Benefits would be with the imposition of the Benefit Limitations.

         (b) The Plan is also intended to provide certain key management employees, namely the President, Chief Financial Officer, and Director of Engineering of IPOC, with the credit for their past service with TransCanada Pipelines Limited (and any of its affiliates) prior to the transfer of their employment to IPOC ("Past Service Credit for Certain Key Employees"). This Plan is intended to provide such employees and their Beneficiaries with benefits equal to the difference between what their Qualified Plan Benefit would be absent the Past Service Credit, and what their Qualified Plan Benefits would be with the Past Service Credit.

         1.3 Mature of Plan. This Plan is divisible into two components: (a) that portion which provides for benefits in excess of the Code Section 415 limits and, therefore, is intended to qualify for the exemption from the Employee Retirement Income Security Act (ERISA) as an "excess benefit plan"; (b) and that portion which provides for benefits in excess of Code Section 441(a)(17) limits and Past Service Credit, which is intended to be a supplemental executive retirement plan for management and highly compensated employees.

                            Article II. Eligibility

         2.1 Any Employee who is eligible to receive a Qualified Plan Benefit from IPOC or an Employing Company, the amount of which is reduced (i) by reason of the application of a Benefit Limitation (as previously defined) or (ii) by the denial of Past Service Credit for Certain

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Key Employees (as previously defined) shall be eligible to receive a
Supplementary Pension Benefit as provided in this Plan.

                             Article III. Benefits

         3.1 Amount of Benefit. The Supplementary Pension Benefit payable to a Participant hereunder shall be calculated in the form of a single life annuity, commencing at the Participant's Normal Retirement Date (as defined in the Qualified Plan), and shall be a monthly amount equal to the difference between
(a) and (b) below:

                  (a) the monthly amount of the Qualified Plan Benefit to which the Participant would have been entitled had such benefit been calculated without regard to the Benefit Limitations imposed by Sections 415 and 401(a)(17) of the Code and also, in the case of the President, Chief Financial Officer and Director of Engineering of IPOC, had the monthly amount of the Qualified Plan Benefit been calculated taking into account the Past Service Credit for Certain Key Employees as defined in Section 1.2(a); and

                  (b) the monthly amount of the Qualified Retirement Plan Benefit actually payable to the Participant.

The amounts described in (a) and (b) shall be calculated as of the date that the Participant terminates service with the IPOC and all other Employing Companies, in the form of a single life annuity payable over the lifetime of the Participant commencing at his Normal Retirement Date. In the event that the Participant commences benefits prior to his Normal Retirement Date, such Supplemental Pension Benefit shall be Actuarially Equivalent in value to the Supplementary Pension commencing at his Normal Retirement Date.

         3.2 Actuarial Equivalency. A Supplemental Pension Benefit which is payable in any form other than a straight life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's Normal Retirement Date, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in 3.1 above as determined using the same actuarial assumptions and adjustments as those specified it! the Qualified Plan with respect to determination of the Qualified Plan.

                        Article IV. Payment of Benefits.

         4.1 Commencement and Form of Benefits.

         (a) Supplementary Pension Benefits payable hereunder shall be paid commencing at the same time and in the same form as that in which the Qualified Plan Benefit is payable to the Participant. If the Participant elects an actuarially equivalent form of benefit payment with respect to his Qualified Plan Benefits (with, if applicable, the consent of his surviving Spouse), that same form of payment shall apply to payment of his Supplementary Pension Benefit.

         (b) Notwithstanding (a) above, an election made by a Participant under the Qualified Plan with respect to the timing and form of his Qualified Plan Benefit (with the valid consent of his Spouse where required) shall not be effective with respect to the timing and form of payment of Supplemental Benefits under this Plan unless such election is approved by the Plan

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Administrator. If the Plan Administrator does not approve such election, then the form of payment and date for commencement of the Participant's Supplemental Retirement Benefits shall be selected by the Plan Administrator in its sole discretion.

         4.2 Death Benefits.

         (a) The Beneficiary of a Participant who dies after commencing regular monthly benefits under Section 4.1 of this Plan shall receive a death benefit under this Plan only if the form selected by, or in force with respect to, the Participant under the Qualified Plan provides for a death benefit. For purposes of this Plan, a Participant's Beneficiary shall be the Beneficiary designated to receive death benefits under the Qualified Plan.

         (b) If a Participant dies prior to commencement of his Qualified Plan Benefits under circumstances in which he or she is entitled to a non-forfeitable portion of his or her accrued benefit under the Qualified Plan, then a supplemental death benefit shall be payable under this Plan equal to the difference between

                  (i) the Actuarially Equivalent value of the Qualified Plan Benefit to which the Beneficiary would have been entitled had such benefit been calculated without regard to the Benefit Limitations imposed by Sections 415 and 401(a)(17) of the Code and also, in the case of the President, Chief Financial Officer, and Director of Engineering of IPOC, had the monthly amount of the Qualified Plan Benefit been calculated taking into account Past Service Credit for Certain Key Employees as defined in Section 1.2(a); and

                  (ii) the Actuarially Equivalent value of the Qualified Retirement Plan Benefit actually payable to the Beneficiary with respect to the Participant.

         (c) For any death benefits payable in accordance with Section 4.2(b), the form of payment shall be:

                  (i) a single lump sum, if the Participant's Spouse is not the Beneficiary, or

                  (ii) an annuity for the life of the Participant's surviving Spouse, if the Participant's Spouse is the Beneficiary; provided, however, that in the sole discretion of the Plan Administrator, the Actuarially Equivalent value of such benefit may be paid in a single sum. For purposes of this Plan, the term "Spouse" shall mean the individual to whom a Participant is validly married, as evidenced by a marriage certificate issued in accordance with state law. Common law marriages shall not be recognized under the Plan, and no individual shall be or become entitled to benefits under this Plan solely on account of a common law marriage. A Participant's Beneficiary under this Plan shall be the same Beneficiary as is selected by the Participant under the Qualified Plan.

         4.3 Benefit Upon a Change of Control.

         (a) Lump Sum Payment Upon a Change of Control. Notwithstanding any other provision of the Plan, upon a Change in Control, each Participant covered by the Plan shall automatically be paid a lump sum amount in cash by the Company which, together with the payment, if any, under a Rabbi or other trust arrangement established by the Company to make

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payments hereunder in the event of a Change in Control, would provide the
Participant with the same Supplemental Pension benefit as he would have received under this Plan based on the benefits accrued to the Participant hereunder as of the date of the Change in Control. Payment under this Section shall not in and of itself terminate the Plan, but such payment shall be taken into account in calculating benefits under the Plan which may otherwise become due the Participant thereafter.

         (b) No Divestment Upon a Change of Control. If a Participant is removed from participation in the Plan after a Change of Control has occurred, in no event shall his years of Benefit Service accrued prior to such removal, and the benefit accrued prior thereto, be adversely affected.

         (c) Change of Control Define. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if

                  (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a `person' within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan maintained or contributed to by the Company), becomes the `beneficial owner' (as defined in Rule 13d-3 of the Act) of more than 65% of the then outstanding voting stock of IPOC or more than 65% of the partnership interests of IGTS; or

                  (ii) the stockholders of IPOC approve a merger or consolidation of IPOC with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of IPOC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of IPOC or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of IPOC (or similar transaction) in which no "person" (as previously defined ) acquires more than 65% of the combined voting power of IPOC's then outstanding securities; or

                  (iii) the stockholders of IPOC (or the partners of IGTS) approve a plan of complete liquidation of IPOC or IGTS or an agreement for the sale or disposition by IPOC or IGTS of all or substantially all of the IPOC's or IGTS's assets.

         (d) Arbitration. Any dispute or controversy arising under or in connection with the Plan subsequent to a Change in Control shall be settled exclusively by arbitration in Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                               Article V. Funding

         5.1 Unfunded Plan. This Plan shall be unfunded. All payments under this Plan shall be made from the general assets of the Company and any participating Employing Companies.

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No provision shall at any time be made with respect to segregating any assets of an Employing Company for payment of benefits hereunder. No Participant, surviving Spouse or any other Beneficiary shall have any interest in any particular assets of the Company or an Employing Company by reason of the right to receive a benefit under this Plan and shall have the rights only of a general unsecured creditor of the Company and its affiliates with respect to any rights under the Plan. Nothing in the foregoing shall prevent the Company from establishing a Rabbi Trust under this Plan in accordance with IRS Revenue Procedure 92-64.

         5.2 Liability for Payment. The Company and each participating Employing Company shall pay the benefits provided under this Plan with respect to Participants who are employed, or were formerly employed by it during their participation in the Plan. In the case of a Participant who was employed by more than one Employing Company, the Committee shall allocate the cost of such benefits among such Employing Companies in such manner as it deems equitable. The obligations of the Employing Company shall not be funded in any manner.

         5.3 Anti-alienation. No Participant or Beneficiary shall have the right to assign, transfer, encumber or otherwise subject to any lien any payment or any other interest under this Plan, nor shall such payment or interest be subject to attachment, execution or levy of any kind.

                        Article VI. Plan Administration

         6.1 Plan Administrator. The Company hereby appoints the Human Resources Committee of the Board of Directors of IPOC as the Plan Administrator (the "Plan Administrator" or "Committee"). Any person, including, but not limited to, the directors, shareholders, officers and employees of IPOC, shall be eligible to serve on the Committee. Any person so appointed shall signify his acceptance by undertaking the duties assigned. Any member of the Committee may resign by delivering written resignation to the Company. The Company may also remove any member of the Committee by delivery of a written notice of removal, which shall take effect upon delivery or on a date specified. Upon resignation or removal of a Committee member, the Company shall promptly designate in writing such other person or persons as a successor.

         6.2 Allocation and Delegation. The Committee members may allocate the responsibilities among themselves, and shall notify the Company in writing of such action and the responsibilities allocated to each member.

         6.3 Powers, Duties and Responsibilities. The Plan Administrator shall have all power to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan.

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The Plan Administrator shall:

         (a) determine who is eligible to participate in this Plan and compute the amount and kind of benefits to which any Participant shall be entitled hereunder;

         (b) maintain all necessary records for the administration of the Plan;

         (c) interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with the terms hereof,

         (d) assist any Participant regarding his rights, benefits or elections available under the Plan; and

         (e) communicate to Participants and their Beneficiaries concerning the provisions of the Plan.

         6.4 Records and Resorts. The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law.

         6.5 Appointment of Advisors. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

         6.6 Majority Actions. The Committee shall act by a majority of their numbers, but may authorize one or more of them to sign all papers on their behalf.

         6.7 Indemnification of Members. The Company shall indemnify and hold harmless any member of the Committee from any liability incurred in his or her capacity as such for acts which he or she undertakes in good faith as a member of such Committee.

         6.8 Construction of Plan Terms. Except as otherwise expressly provided in this Plan, all terms and conditions of the Qualified Plan shall be applicable to a Supplemental Pension Benefit payable hereunder.

                     Article VII. Termination and Amendment

         7.1 Amendment or Termination. IPOC may amend or terminate the Plan at any time, in whole or in part, by action of its Board of Directors or any duly authorized committee or officer, subject to the approval of the Management Committee of IGTS. Any Employing Company may withdraw from participation in the Plan at any time. No amendment or termination of the Plan or withdrawal therefrom by an Employing Company shall adversely affect the vested benefits payable hereunder to any Participant for service rendered prior to the effective date of such amendment, termination or withdrawal.

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                          Article VIII. Miscellaneous

         8.1 Gender and Number. Whenever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply.

         8.2 Action by the Company. Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or thing, it shall be done and performed by an officer or committee duly authorized by the Board of Directors of IPOC, provided, however, that the amendment or termination of the Plan shall be subject to the approval of the Management Committee of IGTS.

         8.3 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference only and shall not be used in the construction of any of the provisions hereof.

         8.4 Uniformity and Non Discrimination. All provisions of this Plan shall be interpreted and applied in a uniform nondiscriminatory manner.

         8.5 Governing Law. To the extent that state law has not been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, this Plan shall be construed under the laws of the State of Connecticut.

         8.6 Employment Rights. Nothing in this Plan shall confer any right upon any Employee to be retained in the service of the Company or any of its affiliates.

         8.7 Incompetency. In the event that the Plan Administrator determines that a Participant is unable to care for his affairs because of illness or accident or any other reason, any amounts payable under this Plan may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Plan Administrator to the spouse, child, parent or other blood relative or to any other person deemed by the Plan Administrator to have incurred expenses for such Participant, and such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

Dated: December 31, 1998      IROQUOIS PIPELINE OPERATING COMPANY


                              By:
                                  ----------------------------------------------
                                  Its President and Chief Executive Officer


                              By:
                                  ----------------------------------------------
                                  Its Vice President and Chief Financial Officer


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Dated: December 31, 1998        IROQUOIS GAS TRANSMISSION SYSTEM LIMITED
                                PARTNERSHIP, by its agent IROQUOIS PIPELINE
                                OPERATING COMPANY


                                By:
                                    --------------------------------------------
                                    Its President and Chief Executive Officer


                                By:
                                    --------------------------------------------
                                    Its


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